Exhibit 24.2

ACORDA THERAPEUTICS, INC.

Power of Attorney

                WHEREAS, Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 ( the “Registration Statement”) and amendments thereto and intends to file additional amendments thereto as may be necessary or appropriate from time to time in connection with the proposed initial public offering of shares of the Company’s common stock;

                NOW, THEREFORE, the undersigned, in his capacity as a director of the Company, does hereby constitute and appoint Ron Cohen and David Lawrence, and each of them (with full power of each to act alone) severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a director of the Company, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act that relates to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                IN WITNESS WHEREOF, the undersigned has executed this instrument effective January 12, 2006.

/s/ Lorin J. Randall
Lorin J. Randall, Director